STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of the 20th day of April, 2005 by and between Innovative Software Technologies, Inc. ("IST") and Douglas Shane Hackett ("Hackett").

      WHEREAS, the parties hereto have agreed to the sale by IST to DSH of all of the issued and outstanding stock of Triad Media, Inc., a wholly-owned subsidiary of IST ("Triad"), which entity conducts all of the IST operations in Kansas City.

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements set forth below, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

      1.    Consideration Delivered by DSH.

            Subject to the conditions and upon the terms set forth in this Agreement, DSH hereby assigns and returns to IST 4,935,015 shares of common stock of IST (the "Principal's Stock") and agrees to: (i) forfeit all unissued shares of common stock of IST that may be owed to DSH for board service; and (ii) all unpaid preferred B dividends that may be owed to DSH.

                        2.    Consideration Delivered by IST.

            Subject to the conditions and upon the terms set forth in this Agreement, IST transfers, assigns, sells, and conveys to DSH all of the issued and outstanding stock of Triad (the "Triad Stock"). The Triad Stock, upon transfer to DSH, will be free and clear of all liens, claims,


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

      and encumbrances. DSH hereby represents and warrants to IST that he does not have any knowledge of any liens, claims, and encumbrances on the Triad Stock as of the date hereof.

3.    Deliveries at Closing.

      The closing of the transactions described below (the "Closing") (including assignments, transfers, deliveries and related events) has been held on the date hereof and shall be deemed to be effective as of the close of business on such date, at the offices of Blackwell Sanders in Kansas City, Missouri. Any prorations or allocations among the parties hereto that are prescribed by this Agreement shall be made as of such date. At the Closing:

            (a) DSH shall deliver to IST certificates representing all of the shares of the Principals' Stock, duly endorsed in favor of IST or accompanied by one or more properly endorsed stock powers. DSH represents and warrants that he owns the Principals' Stock free and clear of all liens, claims, and encumbrances, and that no other person or entity has any interest in the Principals' Stock. DSH also hereby represents and warrants to IST that, other than the Principals' Stock, the IRA Shares (as defined below), and the Harlaxton Shares (as defined below), DSH does not have any type of beneficial or ownership interest whatsoever in any stock or other securities of IST. For this purpose, a "beneficial or ownership interest" in a security means a direct or indirect (including through relatives or family members), sole or shared right to vote such security, control the disposition of such security, or receive any of the


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

pecuniary benefits arising from or relating to said security. DSH represents and warrants that he does not have any outstanding options or other rights to receive any stock or other securities of IST.

            (b) IST shall deliver to DSH certificates representing all of the shares of the Triad Stock, duly endorsed in favor of DSH or accompanied by one or more properly endorsed stock powers.

            (c) IST hereby releases and waives any rights it or its affiliates may have that restrict the ability of DSH to compete with IST or that in any way restrict the solicitation of customers of IST by DSH.

            (d) IST shall deliver to DSH all of the books and records of Triad, including the stock ledger, stock book, and minute book of; checking account and other banking information for; and originals of all other agreements binding on, Triad and all other books and records necessary to permit DSH to operate Triad and conduct its business and affairs in an orderly and business like fashion. Notwithstanding, IST shall be permitted to make and retain a full and complete copy of the books and records of Triad, and upon the written request of IST and during reasonable business hours at Triad's place of business, IST shall have the right (at its expense) to inspect and make copies of any books, records, documents, or other information relating to the business, assets, or operations of Triad prior to the date of this Agreement.

            (e) The parties agree that the shares of IST capital stock held by DSH through any IRA or similar account (the "IRA Shares") will not be transferred to IST on the date of this Agreement. However, the parties agree and acknowledge that the economic benefit of such IRA Shares is intended to be transferred back to IST pursuant to this Agreement as of the date hereof, and


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

the parties will work together in good faith to identify and pursue a plan for providing for the transfer of the IRA Shares back to IST that will not result in an adverse tax liability to DSH (a "Transfer Plan"). In the event that the transfer would result in an adverse tax liability to DSH, then IST shall have the right to reimburse DSH for such tax liability, in which case DSH will be deemed not to have an adverse tax liability pursuant to the immediately preceding sentence. On such date that a Transfer Plan is presented to DSH, DSH will immediately take whatever action is necessary for the transfer of the IRA Shares back to IST, including without limitation signing any necessary assignment documents. Until the date of any such transfer, DSH will not take any action, nor cause the subject IRA or other similar account custodian to take any action, to dispose of the IRA Shares or obtain any economic benefit relating to the shares, and all such economic benefit will be paid immediately to IST.

4.    Representations of IST.

            (a) Except for the Triad Stock, there are no outstanding shares of capital stock of Triad, and there are no outstanding options, warrants, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of Triad. All of the Triad Stock is validly issued, fully paid, and non assessable.

            (b) Triad is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, or lease and operate, its assets and carry on its business as presently being conducted.


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

            (c) IST has furnished DSH with a balance sheet, attached hereto as Exhibit A, reflecting all of the assets, all of the liabilities, and the resulting stockholders equity of Triad as of the date of this Agreement. Such balance sheet excludes all intercompany obligations and otherwise accurately presents, in all respects, the financial position of Triad as of the date of this Agreement. As of the date of this Agreement, IST and its Affiliates, on the one hand, do not have any liabilities owing to Triad, and Triad does not have any liabilities owing to IST or IST's Affiliates. The assets reflected on the balance sheet include all of the assets set forth on Exhibit B attached hereto. Aside from the liabilities reflected on Exhibit A, Triad does not as of the date of this Agreement have any liabilities of a type that would be required to be reflected on Triad's balance sheet in accordance with GAAP, and IST is not aware of any other liabilities of Triad, known or unknown, accrued or unaccrued, contingent or otherwise.

            (d) The assets of Triad shall include, in addition to those assets reflected on Exhibit B, : (i) the non-competition agreements entered into by employees of IST currently working in the Kansas City office, and as to which agreements Triad shall, after the date hereof, be the sole party having the right to enforce the non-competition provisions of the individuals obligated thereby; and (ii) all accounts, set forth on Exhibit C and the reserves relating thereto described on Exhibit C; and (iii) any and all rights related to the Monterrey Plan 31. In addition, Triad will have the right to collect all receivables reflected on Exhibit A, including any such receivables relating to the "Monterrey Plan 31."

5.    Miscellaneous.


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

            (a) Each party hereby represents to the other that it has taken all steps necessary to authorize its execution of this Agreement and the consummation of the transactions contemplated hereby. Each Party further represents that the execution, delivery, and performance by such party pursuant to this Agreement does not require the approval or consent of any third party or group that has not already been obtained.

            (b) DSH hereby agrees to provide to IST a letter stating his irrevocable relinquishment of any beneficial or ownership interest (as defined in Section 3(a) above) over any shares held by Harlaxton FLP (the "Harlaxton Shares") and authorizing the other trustee of such entity to have full responsibility and control over the disposition of the IST shares held by that entity.

            (c) IST hereby agrees that, included in the minute book to be provided to DSH as reflected in Section 3 above, will be the resignations of all individuals serving as officers or directors of Triad immediately prior to the closing of the transactions contemplated hereby. IST hereby agrees to make the payroll payment due on April 20, 2005 to the employees working in the KC office.

            (d) Each party agrees to indemnify and be fully responsible for the fees, costs, or other expenses associated with any investment banker, broker, finder, financial advisor, or other person that has been retained by it or him or is authorized to act on behalf of it or him and who might be entitled to a fee or commission, or reimbursement of any expense, in connection with the transactions contemplated by this Agreement.

            (e) DSH hereby agrees that, following the date of this Agreement, he will not make, and he will use reasonable efforts to cause any affiliate or any


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

employee or other person under his control not to make, any representation of any type which might suggest that he continues to be affiliated with IST.

            (f) DSH agrees that DSH will affirmatively provide such assistance and cooperation as is reasonably requested by IST in connection with IST's defense of the "KC Explorers" lawsuit and the "DW Ventures" lawsuit.

            (g) Each party acknowledges that the other party shall have a cause of action for any breach of any representation, warranty, or covenant of this Agreement, including any breach of IST's representation in Section 4(c) above.

            (h) DSH hereby represents and warrants that he does not have knowledge of any liabilities of Triad that are not reflected on the Balance Sheet set forth as Exhibit A. In addition, DSH represents and warrants that the reserves of Triad's Vantage Merchant Account #8788210000649 and Triad's Card Services Merchant Account Number 267115524881 are held by those merchant banks in accordance with the merchant agreements.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month, and year first set forth above.


                                      Douglas Shane Hackett

                                      INNOVATIVE SOFTWARE TECHNOLOGIES, INC.


                                      By:
                                           ------------------------------
                                      Name:
                                            -----------------------------
                                      Title:
                                              ---------------------------


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

                                    EXHIBIT A

                                                                  -------------
                                                                     ADJUSTED
                                                                    Apr 15, 05
                                                                  -------------
ASSETS
      CURRENT ASSETS
           CHECKING/SAVINGS
                1000 O  CASH
                     1000.10 O  BOA OPERATIONS X3005                   5,376.59
                     1000.15 O  BOA PAYROLL X8616                      3,537.62
                     1000.20 O  PARK BANK X1520                        2,149.89
                                                                  -------------
                TOTAL 1000 O  CASH                                    11,064.10
                                                                  -------------
           TOTAL CHECKING/SAVINGS                                    11,064.10
           OTHER CURRENT ASSETS
                1120 O  INVENTORY ASSET                                5,470.74
                1160 O  ADVANCES - PAYROLL                             3,012.50
                1250 O  N/R - FINANCED SALES                         371,510.83
                1261 O  ALLOWANCE FOR DOUBTFUL ACCOUNTS              (33,832.41)
                1400 O  CARD SERVICE RESERVE                           6,877.74
                1650 O  MERCHANT CARD RESERVE                          2,747.50
                1680 O  PREPAID EXPENSE                                7,073.10
                                                                  -------------
           TOTAL OTHER CURRENT ASSETS                               362,860.00
                                                                  -------------
      TOTAL CURRENT ASSETS                                          373,924.10
      FIXED ASSETS
           1700 O  FURNITURE AND EQUIPMENT
                1700.01 O  COMPUTER EQUIPMENT                        149,127.09
                1700.02 O  COMPUTER SOFTWARE                          77,502.66
                1700.03 O  DECORATIVE ART                              3,921.38
                1700.04 O  OFFICE FURNITURE                           50,951.82
                1700.05 O  PHONE SYSTEM                               74,649.13
                1700.06 O  WEB DESIGN                                  7,600.00
                1700.07 O  WEB SITE AND HOSTING                        2,486.66
                                                                  -------------
           TOTAL 1700 O  FURNITURE AND EQUIPMENT                     366,238.74
           1700.08 O  OFFICE EQUIPMENT                                   861.09
           1730 O  LEASEHOLD IMPROVEMENTS                              5,452.29
           1750 O  MACHINERY & EQUIPMENT                              18,397.53
           1800 O  ACCUMULATED AMORTIZATION                          (55,896.81)
           1830 O  ACCUMULATED DEPRECIATION                         (125,965.76)
           1850 O  MACHINERY & EQ - ACCUM DEPR.                      (18,163.00)
                                                                  -------------
      TOTAL FIXED ASSETS                                             190,924.08
      OTHER ASSETS
           1300 O  INTER-COMPANY TO/FROM
                1300.10 O  INTERCO - IST                                   0.00
                1300.20 O  INTERCO - PMG                                   0.00
                1300.30 O  INTERCO - SOFTSALE                              0.00
                                                                  -------------
           TOTAL 1300 O  INTER-COMPANY TO/FROM                             0.00
           1900 O  SECURITY DEPOSIT                                    4,056.75
                                                                  -------------
      TOTAL OTHER ASSETS                                               4,056.75
                                                                  -------------
TOTAL ASSETS                                                         568,904.93
                                                                  =============

                                                                      Page 8.1
LIABILITIES & EQUITY
      LIABILITIES
           CURRENT LIABILITIES
                ACCOUNTS PAYABLE
                     2000 O  ACCOUNTS PAYABLE                         72,408.15
                                                                  -------------
                TOTAL ACCOUNTS PAYABLE                               72,408.15
                OTHER CURRENT LIABILITIES
                     2010 O  EMPLOYEE RESERVE-SLUSH REFUND             4,865.62
                     2110 O  FLEX SPENDING ACCOUNT                       834.70
                     2130 O  COMMISSION RESERVE                        2,777.06
                     2140 O  HEADSET PAYABLE                           1,800.00
                     2180 O  ACCRUED WAGES                            27,200.00
                     2192 O  DEFERRED REVENUE                        105,216.06
                     2194 O  RESERVE FOR RETURNS                      30,098.03
                     2196 O  CURRENT MATURITES OF LTD                  8,744.25
                                                                  -------------
                TOTAL OTHER CURRENT LIABILITIES                     181,535.72
                                                                  -------------
           TOTAL CURRENT LIABILITIES                                253,943.87
           LONG TERM LIABILITIES
                2400 O  FIRST COMMUNITY BANK LOANS
                     2400.10 O  LOAN #213262                           1,668.00
                     2400.20 O  LOAN #213595                           4,032.64
                     2400.30 O  LOAN #213625                            (662.84)
                                                                  -------------
                TOTAL 2400 O  FIRST COMMUNITY BANK LOANS               5,037.80
                                                                  -------------
           TOTAL LONG TERM LIABILITIES                                5,037.80
                                                                  -------------
      TOTAL LIABILITIES                                             258,981.67
      EQUITY
           3000 O  CAPITAL STOCK
                3000.01 O  ADDITIONAL PAID IN CAPITAL              2,171,962.30
                3000.02 O  COMMON STOCK                                    1.00
                                                                  -------------
           TOTAL 3000 O  CAPITAL STOCK                             2,171,963.30
           3900 O  RETAINED EARNINGS                              (1,710,197.69)
           NET INCOME                                              (151,842.35)
                                                                  -------------
      TOTAL EQUITY                                                  309,923.26
                                                                  -------------
TOTAL LIABILITIES & EQUITY                                          568,904.93
                                                                  =============


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

                                    EXHIBIT B

    Type                                         Description                                     Quantity
    ----                                         -----------                                     --------
PC Equipment                     HP Pavailion zd8000 Laptop                                          1
PC Equipment                     eMachines Pentium II 733mhz - Workstation                           4
PC Equipment                     Avertec 3510 AMD 1.5 Portable Laptop                                2
PC Equipment                     Compaq  SR 1115CL - AMD 2800 Workstation                            3
PC Equipment                     Cybertech P4 2.4 Rackmount Server - Mail Server                     1
PC Equipment                     IBM Think Pad T20 Refurbished - P3 900MHZ                           4
PC Equipment                     Compaq Presario C700 - P3 Laptop                                    1
PC Equipment                     AMD 2600 Duron Workstation                                          1
PC Equipment                     HP Laserjet 2100  Printer                                           1
PC Equipment                     AMD Duron - Chaintech - CIC Customer Database Server                1
PC Equipment                     AMD Semipron Domain Server                                          1
PC Equipment                     Proview 17" Flat Panel Monitor                                      2
PC Equipment                     HP Office Jet 600 Printer Fax                                       2
PC Equipment                     Asus P2 600MHZ - File Server                                        1
PC Equipment                     HP  Jet Direct 500X Print Server                                    1
PC Equipment                     Dlink C310 Wireless Print Server                                    1
PC Equipment                     Dlink DWL200 Wireless Access Point                                  1
PC Equipment                     Epson R200 Printer                                                  1
PC Equipment                     Cannon PC 1061L Copier, Printer Combo                               2
PC Equipment                     HP Laserjet 4                                                       1
Telephone Equipment              Telrad COL ULD Cabinet - T1 Card w/Software                         2
Telephone Equipment              Telrad PII Voice Mail Server w/Software                             1
Telephone Equipment              Telrad Avanti 3015 Digital Phone                                   40
Telephone Equipment              Telrad Avanti 3020Digital Phone                                     1
Telephone Equipment              Viking 24Q - Monitoring Unit                                        1
Telephone Equipment              Plantronics Vista wired Headset/ Base                              20
Telephone Equipment              Plantronics Vista wireless Headset/ Base                            3
Audio Visual                     Daewoo 20" TV                                                       3
Audio Visual                     Sylvania DVD - VCR Combo Unit                                       2
Audio Visual                     Sony C600 Digital Camer/Camcorder                                   1
Audio Visual                     Bright Media Marquee                                                2
Audio Visual                     Flat screen Monitor/TV                                              2
Office Equipment                 Cannon copiers                                                      2
                                 triadlearning.com, skillsindemand.com, onecrypt.com,
                                 triadmediainc.com, toolkit1.com, istoffers.com, all
                                 marketing and landing sites.  triadwebzone.com,
Domains and Websites             istwebzone.com,  realestatetoolk1.com

All software & licenses          Product and software on servers and computers
Misc Invetory                    All product in warehouse and in kc office
Cellular Phones                  All cell phones at kc office                                        4


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

                                    EXHIBIT C

1.    Vantage Merchant #8788210000649 with associated reserve.

2. Card Services Merchant Account Number 267115524881 with associated reserve.

3.    Discover Merchant Account Number 6011-0130-1286

4.    American Express Merchant Account Number 3240095836

5.    Card Service Merchant Account Number 267115521887

6.    Hackett Media Bank Account at Park Bank 21520

7.    Bank of America Bank Account 0034 7904 8616




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